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                                                                   Exhibit 10.35

                             CONTRIBUTION AGREEMENT


         This Contribution Agreement (this "Agreement") is entered into as of this 31st day of May, 2001, by and between American Spectrum Management Company, Inc. (the "Company" or "American Spectrum"), and CGS Real Estate Company, Inc., American Spectrum-Midwest, American Spectrum-Arizona, American-Spectrum-California and American Spectrum-Texas, Inc. (collectively the "Contributor").


                                    RECITALS:

         WHEREAS, the Contributor desires to contribute to American Spectrum, and American Spectrum or desires to acquire, as a result of this contribution, all of Contributor's right, title and interest in and to the subject properties and assets more particularly described in Section 2.1 hereto in exchange for American Spectrum Shares or Operating Partnership Units; and


         WHEREAS, the Parties hereto anticipate that the Contribution will further certain of their business objectives.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS


         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Agreement" means this Agreement, as amended from time to time.

         "American Spectrum" has the meaning set forth in the Preface above.

         "American Spectrum Common Shares" shall mean the shares of common stock, $.01 par value, of American Spectrum.

         "Articles of Incorporation" means the articles of incorporation of American Spectrum.

         "Bylaws" means the bylaws of American Spectrum.

         "Company" has the meaning set forth in the Preface above.
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         "Contribution" has the meaning set forth in the Preface above.

         "Contributor" has the meaning set forth in the Preface above.

         "Effective Date" means the date of the closing of the consolidation pursuant to the Company's Registration Statement on Form S-4.

         "Operating Partnership Unit consideration" has the meaning set forth in
Section 3.1 below.

         "Operating Partnership Units" means limited partnership units of the Operating Partnership.

         "Party" or "Parties" has the meaning set forth in the Preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

         "Share Consideration" has the meaning set forth in Section 3.1.

                                   ARTICLE II
                             CONTRIBUTION OF ASSETS

         2.1 Contribution and Assignment. Effective on the Effective Date, Contributor hereby contributes to American Spectrum and American Spectrum hereby agrees to acquire from Contributor, as a result of this contribution to capital,

                  (a) the personal property, furniture, fixtures, and equipment used in and necessary for the CGS Management Company business including those listed on Schedule 2.1A hereto;

                  (b) the contracts, leases, commitments and agreements listed on Schedule 2.1B hereto;

                  (c) the cash and accounts receivables included on pro forma balance sheet of the CGS Management Company at March 11, 2001, as the same may have increased or decreased in the ordinary course of business subsequent to March 31, 2001;

                  (d) all other claims and rights of every kind associated with the business being transferred (the "Business");

                  (e) the right to employ the employees designated as employees of the CGS Management Company, each of which shall become an employee of the Company on the Effective Date;

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                  (f) all proprietary rights and licenses of the Contributor relating to or arising out of the Business, including the right to use "American Spectrum" in connection with the Business; and

                  (g) all books and records, computers and computer software (including documentation and related object and source codes), correspondence, employment records and files of or relating to the Business

         2.2 Assumption of Liabilities.

                  (a) Assumption Effective on the Effective Date, the Company hereby assumes and agrees to become liable for:

                           (i) All liabilities and obligations of the
Contributor which are reflected in the pro forma balance sheet of the CGS Management Company at March 31, 2001;

                           (ii) All accounts payable arising since the pro forma
balance sheet at March 31, 2001 incurred in the ordinary course of business, consistent with past practice and consistent in type and scope to those reflected in such balance sheet; and

                           (iii) All liabilities and obligations of the
Contributor under the contracts, leases, agreements and commitments listed in
Schedule 2.1B.

         The liabilities referred to in Section 2.2 are collectively referred to as the "Assumed Liabilities".

         Assumption by the Company of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against the Company as compared to the rights or remedies which such parties would have against Contributor had this Agreement not been consummated. Except as specifically set forth in this
Section 2.2, the Company does not assume or agree to pay, perform or discharge any other obligations or liabilities of the Contributor, whether or not related to the Assets.

                  (b) Assumption Agreement; Effect. Assumption by the Company of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against the Company as compared to the rights or remedies which such parties would have against the Contributor had this Agreement not been consummated. Except as specifically set forth in Section 2.2(a), the Company does not assume or agree to pay, perform or discharge any other obligations or liabilities of the Contributor, whether or not related to the Business. Without limiting the foregoing, in no event shall Buyer be liable for, assume, perform or discharge the following: (w) any liabilities arising from breaches of any contracts or agreements of the Contributor or violations of any permits, licenses or approvals granted to the Contributor by a governmental body; (x) any liabilities arising from any claims, actions, suits, proceedings or investigations existing prior to the Effective Date or arising out of events occurring prior to the Closing against the Contributor or any affiliate of the Contributor, at law or in equity or before or by any federal, state, municipal, local, or foreign government or other governmental body; (y) any federal, state or local income tax or withholding or other taxes payable

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by the Contributor including, without limitation, any federal, state or local income taxes imposed or levied on, or otherwise assessed against the Contributor, incident to or arising out of the transactions contemplated by this Agreement; or (z) any liabilities arising under ERISA.

                                   ARTICLE III
                                  CONSIDERATION


                  (a) The Contributor will be issued the number of American Spectrum Common Shares determined in accordance with the final prospectus included in the Company's Registration Statement on Form S-4 (the "Share Consideration").


                                   ARTICLE IV
                                    COVENANTS


         The Parties agree as follows:

         4.1 General. In the event that at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Contributor acknowledges and agrees that from and after the Effective Date, American Spectrum will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Business but will provide the Contributor with reasonable access to such documents, books and records upon request.

         4.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Contributor, the other Party will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

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                                    ARTICLE V
                                  MISCELLANEOUS


         5.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         5.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         5.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of American Spectrum or the Operating Partnership and the Stockholders; provided, however, that American Spectrum or the Operating Partnership may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases American Spectrum or the Operating Partnership nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         5.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.6 Notices. All notices, requests, demands, claim, or other communication hereunder shall be deemed duly given, as of the date two business days after mailing, if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Contributor:

         c/o William J. Carden
         Chief Executive Officer
         American Spectrum Realty, Inc.
         1800 East Deere Avenue
         Santa Ana, California  92705

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         If to American Spectrum:

         c/o William J. Carden
         Chief Executive Officer
         American Spectrum Realty, Inc.
         1800 East Deere Avenue
         Santa Ana, California  92705

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         5.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rules (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         5.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by American Spectrum and the Contributor. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         5.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         5.10 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except to the extent set forth in the Prospectus/Consent Solicitation Statement.

         5.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warrant, and covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant contained herein in any respect, the fact that there exists

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another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         5.12 Specific Performance. Each of the Parties acknowledges that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.13 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         5.13 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

         5.14 Further Assurances; Further Actions. Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this agreement.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    AMERICAN SPECTRUM MANAGEMENT
                                    COMPANY, INC.

                                    By:  _________________________________
                                         Name
                                         Title

                                    _________________________________, INC.


                                    By:  _________________________________
                                         Name
                                         Title

                                    CGS REAL ESTATE COMPANY, INC.


                                    By:  _________________________________
                                         Name
                                         Title

                                    AMERICAN SPECTRUM-MIDWEST


                                    By:  _________________________________
                                         Name
                                         Title

                                    AMERICAN SPECTRUM-ARIZONA


                                    By:  _________________________________
                                         Name
                                         Title

                                    AMERICAN SPECTRUM-CALIFORNIA

                                    By:  _________________________________
                                         Name
                                         Title


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                                   AMERICAN SPECTRUM-TEXAS


                                    By:  _________________________________
                                         Name
                                         Title


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                                  SCHEDULE 2.1A


                                        MANAGEMENT     PROPERTY       PROPERTY
ASSETS                                  /OVERHEAD     ACCOUNTING     MANAGEMENT      TOTAL
------                                  ---------     ----------     ----------      -----
FURNITURE & EQUIPMENT
LOCATED AT ONE MEMORIAL DRIVE,
ST. LOUIS, MISSOURI

MRI - accounting software                                                                0
Computers - PC                               4               5              1           10
Network Servers - computers                                                              0
Computer Printers                            1               2                           3
File Cabinets (5 drawer lateral)             3               7              3           13
File Cabinets (2-3 drawer lateral)           8               1                           9
File Cabinets (4-5 drawer vertical)          3               6              1           10
Office Desks                                 5               5              1           11
Bookshelf                                    6               5                          11
Chairs                                      11              13              1           25


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                                  SCHEDULE 2.1B

OFFICE LEASE AT ONE MEMORIAL DRIVE, ST. LOUIS, MISSOURI

The following equipment leases and contracts shared with CBCA5:

Lease with PBCC in the amount of $1,000.66 per month
Lease with Pitney Bowes in the amount of $177.70 per month
Lease with Inter-Tel in the amount of $630.64 per month
Maintenance contract with Pitney Bowes in the amount of $187 per month Service agreement with Southwestern Bell in the amount of $750 per month

Property management agreement with each of the following entities:
Pacific Spectrum LLC
No-So, Inc., with respect to Beach & Lampson Pad D
CGS Properties Inc. with respect to Market Place and Columbia Northeast Third Coast LLC
Back Bay LLC
Seventy-Seven LLC
Creekside / Riverside LLC
Villa Redondo LLC
Sierra Mira Mesa, Sierra Sorrento I, Siera Sorrento II, Sierra Creekside and Sierra Valencia with respect to five properties
McDonnell Associates LLC
American Spectrum Realty Properties, Inc.
Nooney Rider Trail LLC
Nooney-Hazelwood Associates, L.P.
Nooney Funds, with respect to 10 properties
Third Coast LLC
Pasadena Autumn Ridge LLC

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